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                                                        Exhibit 10.11


                      TECHNOLOGY TRANSFER AND ROYALTY AGREEMENT


    This Technology Transfer and Royalty Agreement (this "Agreement") is entered into by and between Macrovision Corporation, a California corporation ("Macrovision") and Command Audio Corporation, a California corporation ("CAC") effective as of July 31, 1996.

    A. Macrovision desires to waive and release certain rights of reversion it has pursuant to a certain Assignment of Inventions dated as of November 17, 1995, and to transfer to CAC all rights in certain technology.

    B. In consideration for the foregoing, CAC is willing to pay Macrovision certain royalties, all as set forth more fully herein.

    NOW THEREFORE, the parties agree as follows:

1.  CERTAIN DEFINITIONS.

    (a) "Assignment" means that certain Assignment of Inventions dated as of November 17, 1995.

    (b) "Gross Revenues" means one hundred percent (100%) of all amounts accrued by CAC, its subsidiaries and its affiliates, as revenues, under generally accepted accounting principles consistently applied, from all sources whatsoever worldwide, including without limitation revenues from sales of property, whether real, personal, tangible or intangible, from sales of services, and from leases and licenses of property rights of every kind, but shall not include any amounts received for sales, use or other transaction taxes, duties or shipping costs.

    (c) "Reversion Rights" means those rights of reversion provided to Macrovision in the Assignment.

    (d) "Royalty Term" means the forty-eight (48) consecutive calendar quarters, commencing with the first calendar quarter after the date of this Agreement in which CAC has operating revenues from commercial subscriptions, advertising sales and/or consumer product royalties or, at the election of Macrovision, any calendar quarter prior thereto.

    (e) "Technology" means all technology developed by Macrovision during the period beginning on the date of the Assignment and ending on the date hereof, which relates directly to the inventions assigned by Macrovision pursuant to the Assignment.

2.  RELEASE, WAIVER AND TRANSFER.   In consideration of the payment of
royalties by CAC as set forth in Section 3 below, Macrovision hereby releases and waives the Reversion Rights, and transfers to CAC all of its rights in and to the Technology.

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3.  PAYMENT OF ROYALTIES.  In consideration of the release, waiver and transfer made by Macrovision pursuant to the provision of Section 2 above, CAC hereby agrees to pay to Macrovision royalties equal to two percent (2%) of CAC's Gross Revenues for each calendar quarter in the Royalty Term. CAC shall make the payments due to Macrovision hereunder with respect to Gross Revenues for each of the first four (4) calendar quarters in the Royalty Term not later than seven hundred fifty (750) days after the end of such calendar quarter. CAC shall make the payments due to Macrovision hereunder with respect to Gross Revenues for each of the second four (4) calendar quarters in the Royalty Term (i.e., the fifth through eighth calendar quarters in the Royalty Term) not later than three hundred eighty-five (385) days after the end of such calendar quarter. CAC shall make the payment due to Macrovision hereunder with respect to Gross Revenue for each calendar quarter in the Royalty Term thereafter not later than twenty (20) days after the end of such calendar quarter. Each quarterly payment shall be accompanied by a report stating the amount of Gross Revenue received by CAC during the quarter.

4. AUDITED FINANCIALS, RECORDKEEPING AND INSPECTION. CAC hereby agrees to provide to Macrovision unaudited financial statements for each calendar quarter in the Royalty Term within thirty (30) days following the end of such calendar quarter. CAC hereby agrees to provide to Macrovision financial statements audited by a "Big Six" accounting firm for each calendar year including any calendar quarter in the Royalty Term within ninety (90) days following the end of such calendar year. If the Gross Revenues reported on such audited financial statements differs from the cumulative amounts shown on the quarterly reports for such calendar year, CAC shall make an adjustment payment to Macrovision if the amounts shown on the quarterly reports were too low, or Macrovision shall make an adjustment payment to CAC if the amounts shown on the quarterly reports were too high, within twenty (20) days following delivery of the applicable audited financial statement. CAC shall keep at its usual place or places of business complete records of its Gross Revenues for each calendar quarter, for a period of not less than three (3) years following the end of such calendar quarter, and to regularly make entries in such records at its earliest business convenience for the purpose of showing the amounts payable to Macrovision hereunder. On not less than ten (10) days written notice, Macrovision shall have the right, not more than once during any twelve (12) month period at mutually agreed upon times during normal business hours at Macrovision's expense, to examine any and all of CAC's records reflecting Gross Revenues for the sole purpose of verifying the accuracy of CAC's reports of Gross Revenues and the performance of CAC's obligations to make payments hereunder. In the event that any such examination by Macrovision discloses an error in the determination of any amounts due hereunder that is confirmed by CAC's independent auditors, CAC shall make an adjustment payment to Macrovision if the amount previously paid was too low, or Macrovision shall make an adjustment payment to CAC if the amount previously paid was too high, within twenty (20) days following such independent auditor's confirmation of the error. In the event that any such examination by Macrovision discloses an error in the determination of any amounts due hereunder, that is confirmed by CAC's independent auditors, such that amount previously paid to Macrovision was too low, Macrovision thereafter shall be entitled to examine CAC's books and records on a quarterly basis.

5. NOVATION. If a first underwritten registration of the offering of the common stock of Macrovision does not become effective on or before November 30, 1996, then effective


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December 1, 1996 this Agreement shall be extinguished, and all rights and obligations created hereby shall terminate.

6. ATTORNEYS' FEES. In the event either party shall commence any action or proceeding against the other party by reason of any breach or claimed breach in the performance of any of the terms or conditions of this Agreement or to seek a judicial declaration of rights under this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys' fees and costs from the non-prevailing party.

7. CONTROLLING LAW. This Agreement is entered into and to be performed in California, and it shall be interpreted and enforced under, and all questions relating thereto shall be determined in accordance with the laws of the State of California.

8. WAIVER. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

9. PARTIAL INVALIDITY. The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

10. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms of their agreement with respect to its subject matter. This Agreement may not be contradicted by evidence of any prior or contemporaneous agreement, oral or written, and this Agreement may not be explained or supplemented by evidence of consistent additional terms. This Agreement supersedes, merges, and voids all prior representations, statements, negotiations, understandings, proposed agreements, and other agreements, written or oral, relating to its subject matter.

11. AMENDMENTS. This Agreement may not be amended, modified or supplemented except by a writing executed by both parties.

12. COUNTERPARTS. This Agreement may be signed in counterparts, each an original but all one and the same instrument.

13. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the successors and assigns of Company and any successors and permitted assigns of CAC, and shall be binding upon the successors and assigns of Company and of CAC.

14. FURTHER ASSURANCES. The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other documents as any other party may reasonably request from time to time in order to carry out the intent and purpose of this Agreement contemplated hereby. Neither Macrovision nor CAC shall voluntarily


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undertake any course of action inconsistent with satisfaction of the requirements applicable to them set forth in this Agreement and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable the obligations herein required to be performed by them.

15. NOTICES. Any notice or other communication required or permitted under this Agreement shall be in writing and either personally delivered or deposited in the first class United States mail, prepaid, certified or registered, return receipt requested, addressed as follows:

         (a)  If to Macrovision:

                             Macrovision Corporation
                             1341 Orleans Drive
                             Sunnyvale, California 94089
                             Attn:  President

              with a copy to:

                             Wise & Shepard LLP
                             3030 Hansen Way, Suite 100
                             Palo Alto, California 94304
                             Attn: David W. Herbst, Esq.

         (b)  If to CAC:

                             Command Audio Corporation
                             1341 Orleans Drive
                             Sunnyvale, California 94089
                             Attn:  President

    Notice shall be deemed to have been given upon receipt. Either party may change its address by giving written notice of such change to the other party in the manner provided in this Section.

    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

    COMMAND AUDIO CORPORATION               MACROVISION CORPORATION

    By: /s/ Donald F. Bogue                 By: /s/ W.A. Krepick
        ----------------------                  --------------------------------

    Title: President                        Title: President
           -------------------                     -----------------------------


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                               FIRST AMENDMENT
                                      TO
                  TECHNOLOGY TRANSFER AND ROYALTY  AGREEMENT

     This First Amendment to Technology Transfer and Royalty Agreement (this "Amendment") is made as of November 29, 1996 by and between Macrovision Corporation, a California corporation, and Command Audio Corporation, a California corporation.

                                   RECITALS

     A. The parties entered into a Technology Transfer and Royalty Agreement dated as of July 31, 1996 (the "Agreement").

     B.   The parties now wish to amend the Agreement as set forth herein.


The parties agree as follows:

     1. DELETION OF SECTION 5 FROM THE AGREEMENT. Section 5 of the Agreement is deleted in its entirety from the Agreement.

     2. AGREEMENT CONTINUES IN EFFECT. The Agreement has not terminated, and, except as expressly set forth herein, the provisions, terms and conditions of the Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.

       COMMAND AUDIO CORPORATION         MACROVISION CORPORATION


       By: /s/Donald F. Bogue            By: /s/John O. Ryan
          -------------------------         --------------------------
       Title: Chairman & CEO             Title: Chairman/CEO
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